Exhibit 5.1

BINGHAM MCCUTCHEN LLP

One Federal Street

Boston, Massachusetts 02110

March 22, 2011

Kopin Corporation

200 John Hancock Road

Taunton, MA 02780-7320

Re:	Registration Statement on Form S-8

Ladies and Gentlemen:

This opinion is furnished in connection with the registration, pursuant to a Registration Statement on Form S-8 under the Securities Act of 1933, as amended (the “Securities Act”), to be filed with the Securities and Exchange Commission on or about March 9, 2011 (the “Registration Statement”), of an aggregate of 6,740,676 shares (the “Shares”) of common stock, par value $0.01 per share (the “Common Stock”), of Kopin Corporation, a Delaware corporation (the “Company”), all of which are or will be issuable to directors, employees and consultants of the Company as restricted stock, stock that is not subject to restrictions or upon the exercise of options granted in accordance with the terms of the Company’s 2010 Equity Incentive Plan (the “2010 Plan”) and for legally adequate benefits to the Company authorized by its Board of Directors.

We have acted as counsel to the Company in connection with the foregoing registration of the Shares. We have examined and relied upon originals or copies of such records, instruments, certificates, memoranda, and other documents as we have deemed necessary or advisable for purposes of this opinion and have assumed, without independent inquiry, the accuracy of those documents. In that examination, we have assumed the genuineness of all signatures, the conformity to the originals of all documents reviewed by us as copies, the authenticity and completeness of all original documents reviewed by us in original or copy form, and the legal competence of each individual executing such documents.

This opinion is limited solely to the Delaware General Corporation Law, as applied by courts located in Delaware, the applicable provisions of the Delaware Constitution and the reported judicial decisions interpreting those laws.

Based upon and subject to the foregoing, we are of the opinion that the Shares to be issued by the Company pursuant to the 2010 Plan have been duly authorized, and when issued and delivered in accordance with the terms of the 2010 Plan, will be validly issued, fully paid, and nonassessable.

We consent to the filing of a copy of this opinion as an exhibit to the Registration Statement.

Very truly yours,

/s/ Bingham McCutchen LLP

BINGHAM MCCUTCHEN